Exhibit 99.1

3Q 2026

SmartFinancial Announces Results for the Third Quarter 2026

KNOXVILLE, TN – October 19, 2026 – SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $18.6 million, or $1.10 per diluted common share, for the third quarter of 2026, compared to net income of $13.7 million, or $0.81 per diluted common share, for the third quarter of 2025, and compared to prior quarter net income of $16.3 million, or $0.96 per diluted common share.

Highlights for the Third Quarter of 2026

●	Operating earnings[1] of $18.6 million, or $1.10 per diluted common share
●	Net organic loan and lease growth of $174 million representing 15% annualized quarter-over-quarter increase
●	Core deposit[2] growth of $163 million representing 12% annualized quarter-over-quarter increase
●	Tangible book value per common share[1] growth of 15% annualized, excluding the impacts of AOCI
●	$2.6 million tax benefit recognized in connection with the purchase of transferable energy tax credits
~~●~~	Opened full-service Columbus, GA financial center

Billy Carroll, President & CEO, stated: “Our third quarter was highlighted by continued organic growth, with $174 million in net loan and lease growth and $163 million in core deposit growth, representing annualized increases of 15% and 12%, respectively. We achieved another quarterly record in operating revenue1 at $57.5 million and diluted operating earnings1 per share totaled $1.10. We also opened our new full-service financial center in Columbus, Georgia, marking an important step in expanding our presence in the market. Growing our deposit franchise alongside our lending business remains an important priority as we execute our relationship-focused strategy. We remain committed to disciplined pricing, credit quality and expense management as we work to translate continued growth into sustainable returns for our shareholders. I want to thank our associates for their dedication, their commitment to our clients and the work they do every day to advance our Company.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The Board remains committed to delivering sustainable returns for our shareholders while building a Company where our associates can grow and thrive. Tangible book value per share, an important measure of the value we are creating for shareholders, grew 4% annualized during the quarter, including the effects of accumulated other comprehensive income, and 15% annualized excluding those effects. We also welcomed several new business production team members during the quarter, strengthening our capacity to serve clients and pursue profitable growth. As we expand, our commitment to our associates and our responsibility to shareholders remain closely connected. Building a great Company means creating opportunities for our people, delivering for our clients and translating those efforts into lasting shareholder value.”

Net Interest Income and Net Interest Margin

Net interest income was $49.4 million for the third quarter of 2026, compared to $48.1 million for the prior quarter.  Average earning assets totaled $5.71 billion, an increase of $193.1 million from the prior quarter. The balances of average earning assets increased quarter-over-quarter, primarily from an increase in average loans and leases of $165.5 million, average federal funds sold and other earning assets of $20.5 million and average securities of $7.1 million.  Average interest-bearing liabilities increased by $218.0 million from the prior quarter, primarily attributable to an increase in average interest-bearing deposits of $258.9 million, offset by a decrease in average borrowings of $41.0 million.

The tax equivalent net interest margin was 3.45% for the third quarter of 2026, down from 3.52% for the prior quarter. The decrease is primarily attributable to higher funding costs, which more than offset the improvement in earning-asset yields. The yield on loans and

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

2 Core deposits include all deposits less brokered and one-way buy Certificate of Deposit Account Registry Service (“CDARS”) deposits.

leases, excluding loan fees, fully taxable equivalent (“FTE”) was 5.99% for the third quarter of 2026, compared to 5.95% for the prior quarter.

The cost of total deposits for the third quarter of 2026 was 2.26%, compared to 2.15% in the prior quarter. The cost of interest-bearing liabilities was 2.81% for the third quarter of 2026, compared to 2.74% in the prior quarter. The cost of average interest-bearing deposits was 2.71% for the third quarter of 2026, compared to 2.62% for the prior quarter, an increase of 9 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2026	2026	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.99%	5.95%	0.04%
Yield on loans and leases, FTE	6.08%	6.07%	0.01%
Yield on earning assets, FTE	5.72%	5.70%	0.02%
Cost of interest-bearing deposits	2.71%	2.62%	0.09%
Cost of total deposits	2.26%	2.15%	0.11%
Cost of interest-bearing liabilities	2.81%	2.74%	0.07%
Net interest margin, FTE	3.45%	3.52%	(0.07)%

Allowance for Credit Losses on Loans and Leases and Credit Quality

At September 30, 2026, the allowance for credit losses was $45.6 million. The allowance for credit losses to total loans and leases was 0.94% as of September 30, 2026, down from 0.97% as of June 30, 2026.  Provision for credit losses was $687 thousand for the third quarter, compared with $1.5 million for the prior quarter.  The third-quarter provision included $1.1 million related to loans and leases, partially offset by a $371 thousand release of the reserve for unfunded commitments.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Allowance for Credit Losses on Loans and Leases Rollforward	2026	2026	(Decrease)
Beginning balance	$45,252	$43,950	$1,302
Charge-offs	(782)	(658)	(124)
Recoveries	121	105	16
Net charge-offs	(661)	(553)	(108)
Provision for credit losses (1)	1,058	1,855	(797)
Ending balance	$45,649	$45,252	$397

Allowance for credit losses to total loans and leases	0.94%	0.97%	(0.03)%

(1)	The current quarter-ended and prior quarter-ended provision excludes an unfunded commitments release of $371 thousand and $392 thousand, respectively. At September 30, 2026, and June 30, 2026, the unfunded commitment liability totaled $3.7 million and $4.1 million, respectively.

Nonperforming loans and leases as a percentage of total loans and leases was 0.28% as of September 30, 2026, and 0.25% as of June 30, 2026.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.25% as of September 30, 2026, and 0.23% as of June 30, 2026.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	As of Three Months Ended
	Sep	Jun	Increase
Credit Quality	2026	2026	(Decrease)
Nonaccrual loans and leases	$13,602	$11,474	$2,128
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	13,602	11,474	2,128
Other real estate owned	-	-	-
Other repossessed assets	2,072	2,754	(682)
Total nonperforming assets	$15,674	$14,228	$1,446

Nonperforming loans and leases to total loans and leases	0.28%	0.25%	0.03%
Nonperforming assets to total assets	0.25%	0.23%	0.02%

Noninterest Income

Noninterest income increased by $245 thousand to $8.1 million for the third quarter of 2026, compared to $7.9 million for the prior quarter.  The third quarter increase was primarily attributable to increases in service charges on deposit accounts and mortgage banking income.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2026	2026	(Decrease)
Service charges on deposit accounts	$2,001	$1,881	$120
Gain on sale of securities, net	-	54	(54)
Mortgage banking income	1,025	916	109
Investment services	1,747	1,724	23
Interchange and debit card transaction fees	1,747	1,676	71
Other	1,611	1,635	(24)
Total noninterest income	$8,131	$7,886	$245

Noninterest Expense

Noninterest expense increased $2.4 million to $36.4 million for the third quarter of 2026, compared to $34.0 million for the prior quarter.  The increase was driven primarily by a $1.0 million increase in other real estate and loan related expenses, a $601 thousand increase in salaries and employee benefits, and higher professional services and other expenses.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2026	2026	(Decrease)
Salaries and employee benefits	$21,616	$21,015	$601
Occupancy and equipment	3,513	3,351	162
FDIC insurance	906	920	(14)
Other real estate and loan related expenses	1,800	806	994
Advertising and marketing	504	408	96
Data processing and technology	2,692	2,683	9
Professional services	1,541	1,366	175
Amortization of intangibles	450	454	(4)
Other	3,334	2,952	382
Total noninterest expense	$36,356	$33,955	$2,401

Income Tax Expense

Income tax expense was $1.9 million for the third quarter of 2026, compared with $4.2 million for the prior quarter. The decrease was primarily attributable to a $2.6 million tax benefit recognized in connection with the Company’s purchase of transferable energy tax credits during the quarter.

Balance Sheet Trends

Total assets at September 30, 2026, were $6.32 billion compared to $5.86 billion at December 31, 2025.  The $460.0 million increase was primarily attributable to increases in loans and leases of $493.1 million, and increases in other assets of $44.6 million, partially offset by a $99.5 million decrease in cash and cash equivalents.

Total liabilities were $5.74 billion at September 30, 2026, compared to $5.31 billion at December 31, 2025, an increase of $431.2 million.  Total deposits increased $423.4 million, which was driven primarily by increases in money market and savings deposits of $321.5 million, interest-bearing demand deposits of $117.6 million, and time deposits of $127.1 million, offset by a decline in noninterest-bearing demand deposits of $142.8 million.  In addition, other liabilities increased by $10.3 million and borrowings decreased by $2.7 million.

Shareholders' equity at September 30, 2026, totaled $581.3 million, an increase of $28.8 million from December 31, 2025. The increase in shareholders' equity was primarily driven by net income of $48.6 million for the nine months ended September 30, 2026, offset by an increase of $16.9 million in accumulated other comprehensive loss and dividends paid of $4.5 million.  Tangible book value per common share1 was $28.50 at September 30, 2026, compared to $26.85 at December 31, 2025.  Tangible common equity1 as a percentage of tangible assets1 was 7.83% at September 30, 2026, compared with 7.93% at December 31, 2025.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2026	2025	(Decrease)
Total assets	$6,320,798	$5,860,810	$459,988
Total liabilities	5,739,542	5,308,318	431,224
Total equity	581,256	552,492	28,764
Securities	676,011	662,003	14,008
Loans and leases	4,856,692	4,363,582	493,110
Deposits	5,576,210	5,152,789	423,421

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2026 on Monday, October 19, 2026, and will host a conference call on Tuesday, October 20, 2026, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 461-5787 and enter the Meeting ID: 955 254 100.  A link to a replay of the conference call will be available on the Company’s webpage through October 21, 2027. Conference call materials will be published on the Company’s webpage located at https://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, Florida and Georgia and a loan production office in Tennessee.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(1) Operating earnings	(11) Operating return on average assets
(2) Operating revenue	(12) Operating PPNR return on average assets
(3) Operating noninterest income	(13) Operating return on average shareholders’ equity
(4) Operating noninterest expense	(14) Return on average tangible common equity
(5) Operating pre-provision net revenue (“PPNR”) earnings	(15) Operating return on average tangible common equity
(6) Tangible common equity	(16) Operating noninterest income/average assets
(7) Average tangible common equity	(17) Operating noninterest expense/average assets
(8) Tangible book value per common share	(18) Tangible common equity to tangible assets
(9) Tangible assets	(19) Operating earnings per common share
(10) Operating efficiency ratio

A detailed reconciliation and definition of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our disposition, merger and acquisition activity, including risks associated with our pursuit of future acquisitions or sales;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the current administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services);
(8)	uncertain duration of trade conflicts and the magnitude of the impact that proposed tariffs may have on our customers’ businesses;
(9)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(10)	the impact of a failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers;
(11)	credit risk associated with our lending activities;
(12)	changes in loan demand, real estate values, or competition;
(13)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(14)	changes in accounting principles, policies, or guidelines;
(15)	changes in applicable laws, rules, or regulations;
(16)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(17)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(18)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(19)	the effects of war or other conflicts;
(20)	the impact of government actions or inactions, including a prolonged shutdown of the federal government; and
(21)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2026	2026	2026	2025	2025
Assets:
Cash and cash equivalents	$364,876	$379,387	$346,071	$464,417	$557,127
Securities available-for-sale, at fair value	557,389	560,065	552,083	539,882	511,095
Securities held-to-maturity, at amortized cost	118,622	119,848	120,968	122,121	123,364
Other investments	22,463	17,529	16,597	16,441	14,888
Loans held for sale	10,210	9,628	7,277	10,865	9,855
Loans and leases	4,856,692	4,682,935	4,518,391	4,363,582	4,222,369
Less: Allowance for credit losses	(45,649)	(45,252)	(43,950)	(40,906)	(39,074)
Loans and leases, net	4,811,043	4,637,683	4,474,441	4,322,676	4,183,295
Premises and equipment, net	94,205	93,314	93,360	88,387	89,250
Other real estate owned	—	—	—	—	—
Goodwill and other intangibles, net	93,967	94,417	94,871	95,328	95,807
Bank owned life insurance	122,299	121,353	120,438	119,525	118,610
Other assets	125,724	82,082	81,579	81,168	81,692
Total assets	$6,320,798	$6,115,306	$5,907,685	$5,860,810	$5,784,983
Liabilities:
Deposits:
Noninterest-bearing demand	$920,117	$921,876	$951,366	$1,062,918	$931,477
Interest-bearing demand	1,063,266	1,022,074	954,292	945,716	929,454
Money market and savings	2,595,155	2,454,805	2,455,945	2,273,612	2,218,313
Time deposits	997,672	986,795	834,633	870,543	971,653
Total deposits	5,576,210	5,385,550	5,196,236	5,152,789	5,050,897
Borrowings	345	603	3,178	3,009	1,301
Subordinated debt	98,877	98,805	98,733	98,662	138,604
Other liabilities	64,110	53,424	47,377	53,858	55,699
Total liabilities	5,739,542	5,538,382	5,345,524	5,308,318	5,246,501
Shareholders' Equity:
Common stock	17,096	17,098	17,098	17,029	17,028
Additional paid-in capital	297,367	296,841	296,284	295,950	295,742
Retained earnings	292,896	275,813	261,032	248,719	236,380
Accumulated other comprehensive loss	(26,216)	(12,941)	(12,366)	(9,319)	(10,781)
Total shareholders' equity attributable to SmartFinancial, Inc. and Subsidiary	581,143	576,811	562,048	552,379	538,369
Non-controlling interest - preferred stock of subsidiary	113	113	113	113	113
Total shareholders' equity	581,256	576,924	562,161	552,492	538,482
Total liabilities & shareholders' equity	$6,320,798	$6,115,306	$5,907,685	$5,860,810	$5,784,983

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2026	2026	2026	2025	2025	2026	2025
Interest income:
Loans and leases, including fees	$73,052	$69,546	$65,638	$65,573	$64,282	$208,236	$183,094
Investment securities:
Taxable	5,882	5,722	5,492	5,662	4,876	17,096	14,499
Tax-exempt	578	565	555	536	441	1,698	1,190
Federal funds sold and other earning assets	2,528	2,209	2,585	3,854	4,919	7,321	11,565
Total interest income	82,040	78,042	74,270	75,625	74,518	234,351	210,348
Interest expense:
Deposits	30,754	27,723	26,529	28,646	30,464	85,006	86,100
Borrowings	—	371	1	1	14	371	155
Subordinated debt	1,884	1,884	1,864	1,884	1,610	5,632	3,082
Total interest expense	32,638	29,978	28,394	30,531	32,088	91,009	89,337
Net interest income	49,402	48,064	45,876	45,094	42,430	143,342	121,011
Provision for credit losses	687	1,463	4,139	4,132	227	6,288	3,618
Net interest income after provision for credit losses	48,715	46,601	41,737	40,962	42,203	137,054	117,393
Noninterest income:
Service charges on deposit accounts	2,001	1,881	1,853	1,828	1,831	5,735	5,333
Gain (loss) on sale of securities, net	—	54	1	—	(3,715)	55	(3,719)
Mortgage banking	1,025	916	760	837	709	2,701	1,835
Investment services	1,747	1,724	1,796	1,683	1,690	5,267	4,899
Insurance commissions	—	—	—	—	1,049	—	4,016
Interchange and debit card transaction fees	1,747	1,676	1,418	1,375	1,338	4,841	3,900
Gain on sale of SBK Insurance ("SBKI")	—	—	—	—	3,955	—	3,955
Other	1,611	1,635	2,113	2,496	1,780	5,360	5,914
Total noninterest income	8,131	7,886	7,941	8,219	8,637	23,959	26,133
Noninterest expense:
Salaries and employee benefits	21,616	21,015	20,414	19,917	19,544	63,045	58,380
Occupancy and equipment	3,513	3,351	3,344	3,388	3,468	10,208	10,298
FDIC insurance	906	920	750	1,025	1,025	2,576	2,977
Other real estate and loan related expense	1,800	806	792	858	969	3,398	2,383
Advertising and marketing	504	408	387	393	454	1,299	1,226
Data processing and technology	2,692	2,683	2,436	2,413	2,594	7,811	7,903
Professional services	1,541	1,366	1,193	1,132	1,123	4,100	3,643
Amortization of intangibles	450	454	457	479	536	1,361	1,671
Restructuring expenses	—	—	—	16	1,310	—	1,310
Other	3,334	2,952	3,142	2,850	2,846	9,430	8,945
Total noninterest expense	36,356	33,955	32,915	32,471	33,869	103,228	98,736
Income before income taxes	20,490	20,532	16,763	16,710	16,971	57,785	44,790
Income tax expense	1,863	4,210	3,083	3,007	3,285	9,156	8,146
Net income	$18,627	$16,322	$13,680	$13,703	$13,686	$48,629	$36,644
Earnings per common share:
Basic	$1.11	$0.97	$0.81	$0.82	$0.82	$2.89	$2.18
Diluted	$1.10	$0.96	$0.81	$0.81	$0.81	$2.86	$2.17
Weighted average common shares outstanding:
Basic	16,824,705	16,824,053	16,821,486	16,788,065	16,781,236	16,823,426	16,775,970
Diluted	16,994,574	16,961,750	16,935,530	16,922,482	16,908,920	16,984,875	16,886,153

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,775,909	$73,209	6.08%	$4,610,444	$69,740	6.07%	$4,171,444	$64,526	6.14%
Taxable securities	602,152	5,882	3.88%	595,018	5,722	3.86%	556,894	4,876	3.47%
Tax-exempt securities[2]	79,765	732	3.64%	79,820	715	3.59%	69,843	558	3.17%
Federal funds sold and other earning assets	252,781	2,528	3.97%	232,257	2,209	3.81%	428,209	4,919	4.56%
Total interest-earning assets	5,710,607	82,351	5.72%	5,517,539	78,386	5.70%	5,226,390	74,879	5.68%
Noninterest-earning assets	442,789			421,371			408,560
Total assets	$6,153,396			$5,938,910			$5,634,950

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$995,731	4,344	1.73%	$954,455	3,960	1.66%	$869,690	4,048	1.85%
Money market and savings deposits	2,516,407	17,660	2.78%	2,388,259	15,982	2.68%	2,186,245	16,693	3.03%
Time deposits	996,718	8,750	3.48%	907,250	7,781	3.44%	1,005,800	9,723	3.84%
Total interest-bearing deposits	4,508,856	30,754	2.71%	4,249,964	27,723	2.62%	4,061,735	30,464	2.98%
Borrowings	314	—	—%	41,272	371	3.61%	4,351	14	1.28%
Subordinated debt	98,834	1,884	7.56%	98,761	1,884	7.65%	85,113	1,610	7.50%
Total interest-bearing liabilities	4,608,004	32,638	2.81%	4,389,997	29,978	2.74%	4,151,199	32,088	3.07%
Noninterest-bearing deposits	901,873			923,887			900,079
Other liabilities	58,748			53,677			57,843
Total liabilities	5,568,625			5,367,561			5,109,121
Shareholders' equity	584,771			571,349			525,829
Total liabilities and shareholders' equity	$6,153,396			$5,938,910			$5,634,950

Net interest income, taxable equivalent		$49,713			$48,408			$42,791
Interest rate spread			2.91%			2.96%			2.62%
Tax equivalent net interest margin			3.45%			3.52%			3.25%

Percentage of average interest-earning assets to average interest-bearing liabilities			123.93%			125.68%			125.90%
Percentage of average equity to average assets			9.50%			9.62%			9.33%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $157 thousand, $194 thousand, and $244 thousand of taxable equivalent income for the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $154 thousand, $150 thousand, and $117 thousand of taxable equivalent income for the quarters ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$4,609,009	$208,805	6.06%	$4,055,251	$183,829	6.06%
Taxable securities	593,990	17,096	3.85%	558,493	14,499	3.47%
Tax-exempt securities[2]	80,037	2,149	3.59%	66,408	1,506	3.03%
Federal funds sold and other earning assets	257,070	7,322	3.81%	337,385	11,566	4.58%
Total interest-earning assets	5,540,106	235,372	5.68%	5,017,537	211,400	5.63%
Noninterest-earning assets	419,865			406,751
Total assets	$5,959,971			$5,424,288

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$968,693	12,235	1.69%	$850,720	11,577	1.82%
Money market and savings deposits	2,414,719	48,879	2.71%	2,118,652	47,518	3.00%
Time deposits	915,729	23,892	3.49%	934,255	27,005	3.86%
Total interest-bearing deposits	4,299,141	85,006	2.64%	3,903,627	86,100	2.95%
Borrowings	15,033	371	3.30%	6,769	155	3.06%
Subordinated debt	98,763	5,632	7.62%	55,006	3,082	7.49%
Total interest-bearing liabilities	4,412,937	91,009	2.76%	3,965,402	89,337	3.01%
Noninterest-bearing deposits	919,098			894,254
Other liabilities	55,691			52,905
Total liabilities	5,387,726			4,912,561
Shareholders' equity	572,245			511,727
Total liabilities and shareholders' equity	$5,959,971			$5,424,288

Net interest income, taxable equivalent		$144,363			$122,063
Interest rate spread			2.92%			2.62%
Tax equivalent net interest margin			3.48%			3.25%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.54%			126.53%
Percentage of average equity to average assets			9.60%			9.43%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $569 thousand and $735 thousand of taxable equivalent income for the nine months ended September 30, 2026, and September 30, 2025, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $451 thousand and $316 thousand of taxable equivalent income for the nine months ended September 30, 2026, and September 30, 2025, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2026	2026	2026	2025	2025
Composition of Loans and Leases:
Commercial real estate:
Non-owner occupied	$1,301,283	$1,288,115	$1,263,455	$1,196,758	$1,136,080
Owner occupied	1,105,042	1,080,959	1,033,211	1,022,871	1,012,088
Commercial real estate, total	2,406,325	2,369,074	2,296,666	2,219,629	2,148,168
Consumer real estate	903,135	881,640	851,484	834,626	811,150
Construction & land development	563,856	516,164	478,301	419,176	390,691
Commercial & industrial	913,165	842,849	819,875	817,595	794,751
Leases	49,179	52,411	54,296	55,422	60,301
Consumer and other	21,032	20,797	17,769	17,134	17,308
Total loans and leases	$4,856,692	$4,682,935	$4,518,391	$4,363,582	$4,222,369

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$13,602	$11,474	$12,257	$9,442	$10,099
Other real estate owned	—	—	—	—	—
Other repossessed assets	2,072	2,754	2,798	3,248	2,444
Total nonperforming assets	$15,674	$14,228	$15,055	$12,690	$12,543
Modified loans and leases[1] not included in nonperforming loans and leases	$282	$349	$208	$219	$1,783
Net charge-offs to average loans and leases (annualized)	0.06%	0.05%	0.02%	0.18%	0.10%
Allowance for credit losses to total loans and leases	0.94%	0.97%	0.97%	0.94%	0.93%
Nonperforming loans and leases to total loans and leases	0.28%	0.25%	0.27%	0.22%	0.24%
Nonperforming assets to total assets	0.25%	0.23%	0.25%	0.22%	0.22%

Capital Ratios:
Equity to Assets	9.20%	9.43%	9.52%	9.43%	9.31%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.83%	8.01%	8.04%	7.93%	7.78%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.49%	8.47%	8.41%	8.30%	8.21%
Common equity Tier 1	9.80%	9.77%	9.77%	9.83%	9.85%
Tier 1 capital	9.80%	9.77%	9.77%	9.83%	9.85%
Total capital	12.62%	12.64%	12.72%	12.71%	13.31%

SmartBank[3]
Tier 1 leverage	9.80%	9.86%	9.88%	9.71%	9.59%
Common equity Tier 1	11.34%	11.38%	11.47%	11.51%	11.56%
Tier 1 capital	11.34%	11.38%	11.47%	11.51%	11.56%
Total capital	12.28%	12.30%	12.41%	12.32%	12.37%

1Borrowers that have experienced financial difficulty. Effective as of December 31, 2025, the Call Report instructions were changed for institutions to report loan modifications to borrowers experiencing financial difficulty for a 12-month period after the modification. This change is reflected in the December 31, 2025, information and going forward.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2026	2026	2026	2025	2025	2026	2025
Selected Performance Ratios (Annualized):
Return on average assets	1.20%	1.10%	0.96%	0.95%	0.96%	1.09%	0.90%
Return on average shareholders' equity	12.64%	11.46%	9.90%	9.95%	10.33%	11.36%	9.57%
Return on average tangible common equity¹	15.07%	13.74%	11.93%	12.06%	12.79%	13.61%	11.99%
Noninterest income / average assets	0.52%	0.53%	0.56%	0.57%	0.61%	0.54%	0.64%
Noninterest expense / average assets	2.34%	2.29%	2.31%	2.24%	2.38%	2.32%	2.43%
Efficiency ratio	63.19%	60.69%	61.16%	60.91%	66.32%	61.70%	67.10%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.20%	1.10%	0.96%	0.95%	1.02%	1.09%	0.92%
Operating PPNR return on average assets[1]	1.37%	1.48%	1.47%	1.44%	1.29%	1.44%	1.22%
Operating return on average shareholders' equity[1]	12.64%	11.43%	9.90%	9.96%	10.92%	11.35%	9.78%
Operating return on average tangible common equity[1]	15.07%	13.70%	11.93%	12.07%	13.53%	13.60%	12.25%
Operating efficiency ratio[1]	62.85%	60.38%	60.75%	60.45%	63.61%	61.35%	65.85%
Operating noninterest income / average assets[1]	0.52%	0.53%	0.56%	0.57%	0.59%	0.54%	0.64%
Operating noninterest expense / average assets[1]	2.34%	2.29%	2.31%	2.24%	2.29%	2.32%	2.40%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.99%	5.95%	5.93%	6.00%	6.05%	5.95%	5.98%
Yield on loans and leases, FTE	6.08%	6.07%	6.02%	6.08%	6.14%	6.06%	6.06%
Yield on earning assets, FTE	5.72%	5.70%	5.62%	5.65%	5.68%	5.68%	5.63%
Cost of interest-bearing deposits	2.71%	2.62%	2.60%	2.79%	2.98%	2.64%	2.95%
Cost of total deposits	2.26%	2.15%	2.12%	2.26%	2.44%	2.18%	2.40%
Cost of interest-bearing liabilities	2.81%	2.74%	2.72%	2.90%	3.07%	2.76%	3.01%
Net interest margin, FTE	3.45%	3.52%	3.48%	3.38%	3.25%	3.48%	3.25%

Per Common Share:
Net income, basic	$1.11	$0.97	$0.81	$0.82	$0.82	$2.89	$2.18
Net income, diluted	1.10	0.96	0.81	0.81	0.81	2.86	2.17
Operating earnings, basic¹	1.11	0.97	0.81	0.82	0.86	2.89	2.23
Operating earnings, diluted¹	1.10	0.96	0.81	0.81	0.86	2.86	2.22
Book value per common share	34.00	33.74	32.88	32.44	31.62	34.00	31.62
Tangible book value per common share¹	28.50	28.22	27.33	26.85	26.00	28.50	26.00
Common shares outstanding	17,095,789	17,098,473	17,098,473	17,029,317	17,028,001	17,095,789	17,028,001

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2026	2026	2026	2025	2025	2026	2025
Operating Earnings:
Net income (GAAP)	$18,627	$16,322	$13,680	$13,703	$13,686	$48,629	$36,644
Noninterest income:
Securities (gains) losses, net	—	(54)	(1)	—	3,715	(55)	3,719
Gain on sale of SBKI	—	—	—	—	(3,955)	—	(3,955)
Noninterest expenses:
Restructuring expenses	—	—	—	16	1,310	—	1,310
Income taxes:
Income tax effect of adjustments	—	14	—	(4)	(276)	14	(277)
Operating earnings (Non-GAAP)	$18,627	$16,282	$13,679	$13,715	$14,480	$48,588	$37,441
Operating earnings per common share (Non-GAAP):
Basic	$1.11	$0.97	$0.81	$0.82	$0.86	$2.89	$2.23
Diluted	1.10	0.96	0.81	0.81	0.86	2.86	2.22

Operating Noninterest Income:
Noninterest income (GAAP)	$8,131	$7,886	$7,941	$8,219	$8,637	$23,959	$26,133
Securities (gains) losses, net	—	(54)	(1)	—	3,715	(55)	3,719
Gain on sale of SBKI	—	—	—	—	(3,955)	—	(3,955)
Operating noninterest income (Non-GAAP)	$8,131	$7,832	$7,940	$8,219	$8,397	$23,904	$25,897
Operating noninterest income (Non-GAAP)/average assets[1]	0.52%	0.53%	0.56%	0.57%	0.59%	0.54%	0.64%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$36,356	$33,955	$32,915	$32,471	$33,869	$103,228	$98,736
Restructuring expenses	—	—	—	(16)	(1,310)	—	(1,310)
Operating noninterest expense (Non-GAAP)	$36,356	$33,955	$32,915	$32,455	$32,559	$103,228	$97,426
Operating noninterest expense (Non-GAAP)/average assets[2]	2.34%	2.29%	2.31%	2.24%	2.29%	2.32%	2.40%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$49,402	$48,064	$45,876	$45,094	$42,430	$143,342	$121,011
Operating noninterest income (Non-GAAP)	8,131	7,832	7,940	8,219	8,397	23,904	25,897
Operating revenue (Non-GAAP)	57,533	55,896	53,816	53,313	50,827	167,246	146,908
Operating noninterest expense (Non-GAAP)	(36,356)	(33,955)	(32,915)	(32,455)	(32,559)	(103,228)	(97,426)
Operating PPNR earnings (Non-GAAP)	$21,177	$21,941	$20,901	$20,858	$18,268	$64,018	$49,482

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.20%	1.10%	0.96%	0.95%	1.02%	1.09%	0.92%
Operating PPNR return on average assets (Non-GAAP)[4]	1.37%	1.48%	1.47%	1.44%	1.29%	1.44%	1.22%
Return on average tangible common equity (Non-GAAP)[5]	15.07%	13.74%	11.93%	12.06%	12.79%	13.61%	11.99%
Operating return on average shareholders' equity (Non-GAAP)[6]	12.64%	11.43%	9.90%	9.96%	10.92%	11.35%	9.78%
Operating return on average tangible common equity (Non-GAAP)[7]	15.07%	13.70%	11.93%	12.07%	13.53%	13.60%	12.25%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.19%	60.69%	61.16%	60.91%	66.32%	61.70%	67.10%
Adjustment for taxable equivalent yields	(0.34)%	(0.38)%	(0.41)%	(0.43)%	(0.47)%	(0.37)%	(0.48)%
Adjustment for securities gains (losses)	—%	0.07%	—%	—%	(4.50)%	0.02%	(1.65)%
Adjustment for sale of SBKI	—%	—%	—%	—%	5.57%	—%	1.85%
Adjustment for restructuring cost	—%	—%	—%	(0.02)%	(3.31)%	—%	(0.97)%
Operating efficiency ratio (Non-GAAP)	62.85%	60.38%	60.75%	60.45%	63.61%	61.35%	65.85%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2026	2026	2026	2025	2025
Tangible Common Equity:
Shareholders' equity (GAAP)	$581,256	$576,924	$562,161	$552,492	$538,482
Less goodwill and other intangible assets	93,967	94,417	94,871	95,328	95,807
Tangible common equity (Non-GAAP)	$487,289	$482,507	$467,290	$457,164	$442,675

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$584,771	$571,349	$560,348	$546,489	$525,829
Less average goodwill and other intangible assets	94,239	94,696	95,145	95,619	101,326
Average tangible common equity (Non-GAAP)	$490,532	$476,653	$465,203	$450,870	$424,503

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$34.00	$33.74	$32.88	$32.44	$31.62
Adjustment due to goodwill and other intangible assets	(5.50)	(5.52)	(5.55)	(5.59)	(5.63)
Tangible book value per common share (Non-GAAP)[1]	$28.50	$28.22	$27.33	$26.85	$26.00

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$6,320,798	$6,115,306	$5,907,685	$5,860,810	$5,784,983
Less goodwill and other intangibles	93,967	94,417	94,871	95,328	95,807
Tangible Assets (Non-GAAP)	$6,226,831	$6,020,889	$5,812,814	$5,765,482	$5,689,176
Tangible common equity to tangible assets (Non-GAAP)	7.83%	8.01%	8.04%	7.93%	7.78%

1Tangible book value per common share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.